Exhibit 99.1

TrueCar Reports Second Quarter 2021 Financial Results

SANTA MONICA, Calif., August 5, 2021 – TrueCar, Inc. (NASDAQ: TRUE) today announced its financial results for the second quarter ended June 30, 2021.

Second Quarter 2021 Financial Highlights

The following financial results reflect continuing operations only:

•Second quarter total revenue of $65.8 million, up 1.0% from the first quarter of 2021 and up 12.3% from the second quarter of 2020.
•Loss from continuing operations of $(7.1) million, or $(0.07) per share, compared to loss from continuing operations of $(11.4) million, or $(0.11) per share, in the second quarter of 2020.
•Second quarter Adjusted EBITDA(1) of $4.7 million, representing an Adjusted EBITDA margin(2) of 7.2%, compared to Adjusted EBITDA of $8.8 million, representing an Adjusted EBITDA margin of 15.0%, in the second quarter of 2020.
•$267.1 million of cash and cash equivalents on the balance sheet as of June 30, 2021.

Management Commentary
“I'm pleased to report that the second quarter was another strong quarter for TrueCar,” said Mike Darrow, TrueCar’s President and Chief Executive Officer. “Overall, we ended the second quarter above both guidance and consensus forecasts with revenue of $65.8 million and Adjusted EBITDA of $4.7 million."

(1)Adjusted EBITDA is a Non-GAAP financial measure. Refer to its definition and accompanying reconciliation to GAAP net loss below.
(2)Adjusted EBITDA margin is a Non-GAAP financial measure, calculated as Adjusted EBITDA divided by total revenue.

Key Operating Metrics

•Average monthly unique visitors(3) increased 16.1% to 9.6 million in the second quarter of 2021, up from 8.3 million in the second quarter of 2020.
•Units(4) were 194,791 in the second quarter of 2021, up 3.0% year-over-year.
•Monetization(5) was $336 in the second quarter of 2021, up 15.9% year-over-year.
•Franchise dealer count(6) was 9,614 as of June 30, 2021, down from 10,446 as of March 31, 2021.
•Independent dealer count(7) was 3,545 as of June 30, 2021, down from 3,702 as of March 31, 2021.

Business Outlook

Due to the heightened level of uncertainty, especially around the industry implications resulting from inventory shortages, we will not be providing formal guidance for the third quarter ending September 30, 2021 or the full year ending December 31, 2021 at this time. However, we expect above breakeven Adjusted EBITDA for the third quarter ending September 30, 2021.

(3)We define a monthly unique visitor as an individual who has visited our website, one of our landing pages on our affinity group marketing partner sites or our mobile application within a calendar month. We calculate average monthly unique visitors as the sum of the monthly unique visitors divided by the number of months in the period.
(4)We define units as the number of automobiles purchased from TrueCar Certified Dealers that are matched to users of TrueCar.com, our mobile applications or the car-buying sites and mobile applications we maintain for our affinity group marketing partners.
(5)We define monetization as the average transaction revenue per unit, which we calculate by dividing all of our transaction revenue (dealer revenue and OEM incentives revenue) in a given period by the number of units in that period.
(6)We define franchise dealer count as the number of franchise dealers in the network of TrueCar Certified Dealers at the end of a given period. This number is calculated by counting the number of brands of new cars sold at each individual location, or rooftop, regardless of the size of the dealership that owns the rooftop.
(7)We define independent dealer count as the number of dealers in the network of TrueCar Certified Dealers at the end of a given period that exclusively sell used vehicles and are not directly affiliated with a new car manufacturer. This number is calculated by counting each location, or rooftop, individually, regardless of the size of the dealership that owns the rooftop.

Conference Call Information

Members of our management will host a conference call today, August 5, 2021, to discuss our second quarter 2021 results at 4:30 p.m. Eastern Time. To participate, domestic callers should dial 1-877-870-4263 and international callers should dial 1-412-317-0790. A replay of the call may be accessed the same day from Thursday, August 5, 2021 until 7 p.m. Eastern Time on Thursday, August 12, 2021 by dialing 1-877-344-7529 (domestic) or 1-412-317-0088 (international) and entering replay PIN 10155284. An archived version of the call will also be available upon completion on the Investor Relations section of our website at ir.truecar.com. We have used, and intend to continue to use, our Investor Relations website (ir.truecar.com), Twitter (@TrueCar) and Facebook (www.facebook.com/TrueCar) as means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD.

Forward-Looking Statements

This press release contains forward-looking statements. All statements contained in this press release other than statements of historical fact are forward-looking statements, including our expectations regarding future revenue and Adjusted EBITDA. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that may prove incorrect, any of which could cause our results to differ materially from those expressed or implied by such forward-looking statements, and include, among others, those risks and uncertainties described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the Securities and Exchange Commission, or SEC, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed with the SEC and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 to be filed with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. All forward-looking statements in this press release are based on information available to our management as of the date of this press release and except as required by law, management assumes no obligation to update those forward-looking statements, which speak only as of their respective dates.

Use of Non-GAAP Financial Measures

This earnings release includes the following Non-GAAP financial measures: Adjusted EBITDA and Adjusted EBITDA margin. We define Adjusted EBITDA as net income (loss) adjusted to exclude interest income, interest expense, depreciation and amortization, stock-based compensation, income (loss) from equity method investment, certain restructuring costs, certain executive departure costs, certain transaction expenses, certain litigation costs, changes in the fair value of contingent consideration, goodwill impairment, other expense (income), impairment of lease right-of-use assets, and income taxes. We have provided below a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure. Adjusted EBITDA should not be considered as an alternative to net loss or any other measure of financial performance calculated and presented in accordance with GAAP.
We use Adjusted EBITDA as an operating performance measure because it is (i) an integral part of our reporting and planning processes; (ii) used by our management and board of directors to assess our operational performance, and together with operational objectives, as a measure in evaluating employee compensation and bonuses; and (iii) used by our management to make financial and strategic planning decisions regarding future operating investments. We believe that using Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis because it excludes variations primarily caused by changes in the excluded items noted above. In addition, we believe that Adjusted EBITDA and similar measures are widely used by investors, securities analysts, rating agencies and other parties in evaluating companies as measures of financial performance and debt service capabilities.
Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•Adjusted EBITDA does not reflect the payment or receipt of interest or the payment of income taxes;
•Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditures or any other contractual commitments;
•Adjusted EBITDA does not reflect the legal, accounting, consulting and other third-party fees and costs that we incurred in connection with the evaluation and negotiation of potential merger and acquisition transactions;
•Adjusted EBITDA does not reflect the costs to advance our claims in certain litigation or the costs to defend ourselves in various complaints filed against us;
•Adjusted EBITDA does not reflect the severance charges associated with restructuring plans;
•Adjusted EBITDA does not reflect the impairment charges on our right-of-use assets associated with subleasing;

•Adjusted EBITDA does not consider the potentially dilutive impact of shares issued or to be issued in connection with stock-based compensation; and
•other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.
Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including our net loss, our other GAAP results and various cash flow metrics. In addition, in evaluating Adjusted EBITDA, you should be aware that in the future we will incur expenses such as those that are the subject of adjustments in deriving Adjusted EBITDA and you should not infer from our presentation of Adjusted EBITDA that our future results will not be affected by these expenses or any unusual or non-recurring items.

About TrueCar

TrueCar is a leading automotive digital marketplace that enables auto buyers to connect to our nationwide network of Certified Dealers. We are building the industry's most personalized and efficient auto buying experience as we seek to bring more of the purchasing process online. Consumers who visit our marketplace will find a suite of vehicle discovery tools, price ratings and market context on new and used cars — all with a clear view of what's a great deal. When they are ready, TrueCar will enable them to connect with a local Certified Dealer who shares in our belief that truth, transparency and fairness are the foundation of a great auto buying experience. As part of our marketplace, TrueCar powers auto-buying programs for over 250 leading brands, including AARP, Sam's Club and American Express. TrueCar is headquartered in Santa Monica, California, with an office in Austin, Texas.

For more information, please visit www.truecar.com, and follow us on Facebook or Twitter. TrueCar media line: +1-844-469-8442 (US toll-free) | Email: pr@truecar.com

Contact:
investors@truecar.com

TRUECAR, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues	$65,766	$58,554	$130,871	$137,471
Costs and operating expenses:
Cost of revenue	5,746	5,564	11,204	11,739
Sales and marketing	37,476	33,032	77,575	79,112
Technology and development	10,780	12,800	21,973	24,699
General and administrative	13,853	12,849	26,531	24,937
Depreciation and amortization	4,591	5,175	8,903	10,204
Goodwill impairment	—	—	—	8,264
Total costs and operating expenses	72,446	69,420	146,186	158,955
Loss from operations	(6,680)	(10,866)	(15,315)	(21,484)
Interest income	13	61	28	439
Other income	42	—	667	—
Loss from equity method investment	(357)	(507)	(686)	(889)
Loss from continuing operations before income taxes	(6,982)	(11,312)	(15,306)	(21,934)
Provision for (benefit from) income taxes	133	62	227	(170)
Loss from continuing operations	(7,115)	(11,374)	(15,533)	(21,764)
(Loss) income from discontinued operations, net of taxes	(168)	132	(168)	(147)
Net loss	$(7,283)	$(11,242)	$(15,701)	$(21,911)
(Loss) income per share, basic and diluted:
Continuing operations	$(0.07)	$(0.11)	$(0.16)	$(0.20)
Discontinued operations	$0.00	$0.00	$0.00	$0.00

Weighted average common shares outstanding, basic and diluted	98,810	107,535	98,696	107,279

TRUECAR, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$267,073	$273,314
Accounts receivable, net	22,835	32,923
Prepaid expenses	8,499	5,800
Other current assets	3,991	12,901
Total current assets	302,398	324,938
Property and equipment, net	19,456	21,421
Operating lease right-of-use assets	25,758	29,192
Goodwill	51,205	51,205
Intangible assets, net	5,775	6,600
Equity method investment	19,219	19,905
Other assets	4,723	4,800
Total assets	$428,534	$458,061
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$16,397	$13,198
Accrued employee expenses	5,358	6,506
Operating lease liabilities, current	4,971	4,771
Accrued expenses and other current liabilities	14,243	18,402
Total current liabilities	40,969	42,877
Deferred tax liabilities	90	40
Operating lease liabilities, net of current portion	29,223	31,974
Other liabilities	22	388
Total liabilities	70,304	75,279
Stockholders’ Equity
Common stock	10	10
Additional paid-in capital	729,439	738,290
Accumulated deficit	(371,219)	(355,518)
Total stockholders’ equity	358,230	382,782
Total liabilities and stockholders’ equity	$428,534	$458,061

TRUECAR, INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
 (In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net loss	$(7,283)	$(11,242)	$(15,701)	$(21,911)
Loss (income) from discontinued operations, net of tax	168	(132)	168	147
Loss from continuing operations	(7,115)	(11,374)	(15,533)	(21,764)

Non-GAAP adjustments:
Interest income	(13)	(61)	(28)	(439)
Depreciation and amortization	4,591	5,175	8,903	10,204
Stock-based compensation	5,157	6,111	11,542	12,025
Share of net loss of equity method investment	357	507	686	889
Certain litigation costs (1)	—	—	—	(1,939)
Restructuring charges (2)	—	8,346	—	8,346
Change in the fair value of contingent consideration	10	46	41	121
Goodwill impairment (3)	—	—	—	8,264
Other income	(42)	—	(667)	—
Impairment of right-of-use (“ROU”) assets (4)	1,652	—	1,652	—
Provision for (benefit from) income taxes	133	62	227	(170)
Adjusted EBITDA	$4,730	$8,812	$6,823	$15,537
_________________
(1)For the six months ended June 30, 2020, the excluded amount relates to legal costs incurred in connection with complaints filed by non-TrueCar dealers against TrueCar and consumer class action lawsuits, offset by a $2.0 million payment. The $2.0 million payment received from one of our insurance carriers reflects a settlement of a lawsuit we brought in the fourth quarter of 2017 to recover insured legal fees. We believe the exclusion of these costs and recovery is appropriate to facilitate comparisons of our core operating performance on a period-to-period basis.
(2)The excluded amounts represent charges associated with the restructuring plans undertaken in the second quarter of 2020 to improve efficiency and reduce expenses. We believe excluding the impact of these charges is consistent with our use of these non-GAAP measures as we do not believe they are a useful indicator of our ongoing operating results.
(3)The excluded amount represents a non-cash impairment charge we recognized on our goodwill during the first quarter of 2020.
(4)The excluded amounts represent an impairment charge on our ROU assets associated with certain of our existing office locations. We consider these charges to be unrelated to our underlying results of operations and believe that their exclusion is appropriate to facilitate period-to-period operating performance comparisons.